SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 1, 2006

                              Solpower Corporation
             (Exact Name of Registrant as Specified in its Charter)



         Nevada                     000-29780                  87-0384678
(State of Incorporation)    (Commission File Number)       (IRS Employer ID)


                                307 E 22nd Street
                               San Pedro, CA 90731
                   (Address of principle executive offices)


                                 (310) 548-4458
              (Registrant's telephone number, including area code)

                      11555 Heron Bay Boulevard Suite 200
                            Coral Springs, FL 33076
         (Former name or former address, if changed since last report)

                                  Copies to:
                            Richard Friedman, Esq.
                      Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas
                           New York, New York 10018
                             Phone: (212) 930-9700
                              Fax: (212) 930-9725




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

(b) On May 1, 2006, the Board of Directors of Solpower Corporation ("Registrant") accepted the resignation of Robert Kohn as Interim President, Chief Executive, Chief Financial and Principal Accounting Officer, effective immediately.

On the same date, Registrant's Board also appointed Jim Hirst as President, Chief Executive, Chief Financial and Principal Accounting Officer. Mr. Hirst previously served as Registrant's President and CEO from April 2001 until 2005. He served as Secretary/Treasurer from March 2000 to April 2001, as Chief Executive Officer from September 1997 to March 2000, as President from May 1998 to March 2000 and as a Director from May 1998 to present. Mr. Hirst from March 1981 to present has provided consulting services to early stage companies in connection with their operations, financial information systems and legal compliance. In 1979, Mr. Hirst received a Bachelor of Commerce (Accounting and Management Information Systems) degree from the University of British Columbia.

Registrant will also close its Florida corporate office and reopen its California office as Corporate Headquarters at 307 E 22nd Street, San Pedro, CA 90731.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2006

                              SOLPOWER CORPORATION




                                By: /s/ James Hirst
                                    ----------------
                                    James Hirst
                                    President